UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 24, 2007

MAGUIRE PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-31717 (Commission File Number)	04-3692625 (I.R.S. Employer Identification Number)

1733 Ocean Avenue, Suite 400 Santa Monica, California (Address of principal executive offices)	90401 (Zip Code)

310-857-1100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1	Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On April 24, 2007, various wholly owned subsidiaries of Maguire Properties, L.P. (the “Operating Partnership”), the operating partnership of Maguire Properties, Inc. (the “Company”), a real estate investment trust, completed multiple financings with various lenders including Greenwich Financial Products, Inc. (“Greenwich”), Credit Suisse First Boston (“CSFB”) and Nomura Credit & Capital, Inc. (“Nomura”) in connection with the purchase of the former Equity Office Properties portfolio from Blackstone Real Estate Advisors (described below in Item 2.01 Completion of Acquisition or Disposition of Assets). These financings include fixed and floating rate mortgage loans of $2.28 billion, a bridge mortgage loan of $223.0 million and a $530.0 million corporate credit facility. These financings are described below in greater detail and are evidenced by deeds of trust and related loan documents.

New Mortgage Loans of $2.28 Billion

The following table lists the related loan information and properties that are the collateral for the new $2.28 billion mortgage loans:

				Interest
Property	Lender	Loan Amount	Loan Type	Rate	Maturity

Fixed Mortgage Loans
550 South Hope Street	Greenwich	$200,000,000	Interest only	5.78%	May 2017
Two California Plaza	Greenwich	470,000,000	Interest only	5.50%	May 2017
1920-2010 Main Plaza	CSFB	160,678,388	Interest only	5.51%	May 2017
18301 Von Karman	CSFB	95,000,000	Interest only	5.73%	May 2017
18581 Teller	Greenwich	20,000,000	Interest only	5.65%	May 2017
2600 Michelson	CSFB	110,000,000	Interest only	5.69%	May 2017
Tower 17	Nomura	92,000,000	Interest only	5.90%	May 2017
Stadium Towers Plaza	Nomura	100,000,000	Interest only	5.78%	May 2017
1100 Executive Tower	CSFB	127,000,000	Interest only	5.79%	May 2017
Lincoln Town Center	Greenwich	71,400,000	Interest only	5.93%	May 2017
The City - 3800 Chapman	Greenwich	44,370,000	Interest only	5.93%	May 2017
City Plaza	CSFB	111,000,000	Interest only	5.80%	May 2017
City Tower	CSFB	140,000,000	Interest only	5.85%	May 2017
500 Orange Tower	Greenwich	110,000,000	Interest only	5.68%	May 2017
Total Fixed Mortgage Loans		1,851,448,388

Floating Rate Loans
Brea Financial Commons/ Brea Corporate Center	Greenwich	109,000,000	Interest only (LIBOR + 195)	7.27%	May 2009
500-600 City Parkway	Nomura	117,000,000	Interest only (LIBOR + 135)	6.67%	May 2009
Griffin Towers	Greenwich	200,000,000	Interest only (LIBOR + 190)	7.22%	May 2008
Total Floating Rate Loans		426,000,000

Total Mortgage Loans		$2,277,448,388

The fixed mortgage loans have no extension options and are pre-payable at any time subject to a yield maintenance premium. The two floating rate loans secured by the Brea and City Parkway assets have three one-year extension options available. The floating rate loan secured by Griffin Towers has a one-year extension option available.

New Bridge Mortgage Loan of $223.0 Million

The new bridge mortgage loan, originated by CSFB, is a five-year, interest only loan that can be prepaid in its entirety with no prepayment penalty if prepaid by June 22, 2007 (within 60 days of closing). The interest rate can be a fixed rate or a floating rate. The current interest rate is 6.57%, which is a floating rate based on the 30-day LIBOR rate of 5.32% plus a spread of 1.25% and can be converted to a fixed-rate loan. Under the floating rate option, the interest rate spread will increase by 0.25% every three months up to a maximum spread of 2.50%. This loan matures on November 9, 2008 if the loan is a floating rate or LIBOR-based loan. If the loan is converted to a fixed rate loan, the maturity date is May 10, 2012. The following properties are the collateral for the bridge mortgage loan:

				Interest	Initial
Property	Lender	Loan Amount	Loan Type	Rate	Maturity

Inwood Park	CSFB	$39,629,718	Interest only	6.57%	November 2008
1201 Dove Street	CSFB	21,409,234	Interest only	6.57%	November 2008
Redstone Plaza	CSFB	49,683,698	Interest only	6.57%	November 2008
Bixby Ranch	CSFB	82,610,762	Interest only	6.57%	November 2008
Fairchild Corporate Center	CSFB	29,218,200	Interest only	6.57%	November 2008
Total Bridge Mortgage Loans		$222,551,612

New $530.0 Million Corporate Credit Facility

The new $530.0 million corporate credit facility was originated by CSFB, Lehman Brothers and Merrill Lynch & Co and is comprised of a $400.0 million term loan facility (fully drawn at closing) and $130.0 million revolver, swing-line and letter of credit facilities. The $400.0 million term loan bears interest at LIBOR plus 200 basis points, or the base rate, as defined in the agreement, plus 100 basis points, matures in five years and requires quarterly principal payments of $1.0 million with the remaining balance due at maturity. The $130.0 million revolver, swing-line and letter of credit facilities  bears interest at the same rate as the term loan and matures in four years.

Section 2	Financial Information

Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 24, 2007, Maguire Properties, L.P. (the “Operating Partnership”), the operating partnership of the registrant, Maguire Properties, Inc., a real estate investment trust (the “Registrant”), completed the previously announced acquisition of 24 properties and 11 development assets from various entities controlled by Blackstone Real Estate Advisors (collectively the “Seller”). The properties are located in Los Angeles and Orange County, California and total approximately 7,687,000 rentable square feet (before re-measurement) and developable land estimated to support approximately 2,186,000 square feet of improvements. The purchase price of $2.875 billion (before reserves and closing costs) was funded through new mortgage financings of $2.28 billion, a bridge mortgage financing of $223.0 million, and a $530.0 million corporate facility originated by CSFB, Lehman Brothers and Merrill Lynch & Co. compromised of a $400.0 million term loan (fully drawn at closing) and a $130.0 million revolving credit facility.

The following schedules, based on data received from the Seller, sets forth certain information with respect to the Properties. Such data has not been independently verified, and the information below therefore may not be accurate or complete.

		Rentable Area	Rentable Area	Occupancy	Number of
Property	Submarket	(Square Feet)	(Percentage)	(Percentage)	Buildings

Operating Assets:
550 South Hope Street	Downtown Los Angeles	566,000	7.36%	90.1%	1
Two California Plaza (a)	Downtown Los Angeles	1,330,000	17.30%	91.2%	1
1920 Main Plaza	Irvine Business Center	306,000	3.98%	89.3%	1
2010 Main Plaza	Irvine Business Center	281,000	3.66%	68.8%	1
Inwood Park (b)	Irvine Business Center	157,000	2.04%	91.6%	1
1201 Dove Street (b)	John Wayne Airport Complex	78,000	1.01%	98.6%	1
18301 Von Karman	John Wayne Airport Complex	220,000	2.86%	91.0%	1
18581 Teller	John Wayne Airport Complex	86,000	1.12%	100.0%	1
2600 Michelson	John Wayne Airport Complex	308,000	4.01%	98.3%	1
Fairchild Corporate Center (b)	John Wayne Airport Complex	105,000	1.37%	97.8%	1
Redstone Plaza (b)	John Wayne Airport Complex	168,000	2.19%	96.3%	2
Tower 17	John Wayne Airport Complex	231,000	3.01%	82.7%	1
500 Orange Tower	Anaheim Stadium Area	333,000	4.33%	95.9%	2
Stadium Towers Plaza	Anaheim Stadium Area	255,000	3.32%	93.1%	1
Brea Corporate Place (a)	Brea	328,000	4.27%	93.2%	2
Brea Financial Commons Portfolio	Brea	165,000	2.15%	99.6%	3
1100 Executive Tower	Eastern Central Orange County	367,000	4.77%	96.7%	1
Lincoln Town Center	Eastern Central Orange County	215,000	2.80%	97.7%	1
The City - 3800 Chapman	City of Orange	157,000	2.04%	100.0%	1
500-600 City Parkway	City of Orange	459,000	5.97%	95.0%	3
City Plaza	City of Orange	324,000	4.21%	88.3%	1
City Tower	City of Orange	409,000	5.32%	96.8%	1
Bixby Ranch (b)	Huntington\Seal Beach	295,000	3.84%	96.5%	1
Griffin Towers	South Coast Metro	544,000	7.08%	82.6%	1

Total Operating Portfolio		7,687,000	100%	91.8%	31

		Estimated
		Buildable
		Area
Development Assets		(Square Feet)
Stadium Tower II	Anaheim Stadium Area	282,000
1100 Executive Tower	Eastern Central Orange County	366,000
500 Orange Center	Anaheim Stadium Area	475,000
City Tower II	City of Orange	360,000
Brea Financial Commons Portfolio	Brea	57,000
Inwood Park II (b)	Irvine Business Center	86,000
City Plaza II	City of Orange	360,000
605 City Parkway	City of Orange	200,000
Citibank Land	City of Orange	TBD
Brea Corporate Place	Brea	TBD
Bixby Ranch (b)	Huntington\Seal Beach	TBD
Total Development Assets		2,186,000

Total Portfolio		9,873,000

(a)	Subject to existing ground lease.
(b)	Under sales contract to Bixby Land Company.

Section 7	Regulation FD

Item 7.01	Regulation FD Disclosure.

The information in this Item 7.01 of this Form 8-K, including the exhibit attached hereto, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section.  The information in this current report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing.

On April 25, 2007 the Registrant issued a press release regarding the acquisition of 24 properties and 11 development assets from various entities controlled by Blackstone Real Estate Advisors as described above in Item 2.01. A copy of the press release is attached hereto as Exhibit 99.1.

Section 9	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Financial statements required under Rule 3-14 of Regulation S-X under the Exchange Act relating to the acquired assets will be filed by amendment as soon as practicable, but not later than July 9, 2007.

(b) Financial statements of businesses acquired.

Pro forma financial statements required under Rule 3-14 of Regulation S-X under the Exchange Act relating to the acquired assets will be filed by amendment as soon as practicable, but not later than July 9, 2007.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated as of April 25, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/	Martin A. Griffiths
Martin A. Griffiths
Executive Vice President and Chief Financial Officer

Dated: April 30, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated as of April 25, 2007.